As filed with the Securities and Exchange Commission on July 24, 2014

Registration No. 333-184139

 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________

Post-Effective Amendment No. 1 to
Form F-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
_____________

ATTUNITY LTD
(Exact name of registrant as specified in its charter)

Israel (State or Other Jurisdiction of Incorporation or Organization)	None (I.R.S. Employer Identification Number)

16 Atir Yeda Street, Atir Yeda Industrial Park,
Kfar Saba 4464321, Israel
Tel: +972-9-899-3000
 (Address and Telephone Number of Principal Executive Offices)
_______________

Dror Harel-Elkayam
CFO and Secretary
Attunity Inc.
70 Blanchard Road
Burlington, Massachusetts 01803
(781) 730-4070
(Name, Address and Telephone Number of Agent for Service)

Copies of all communications, including all communications sent to the agent for service, should be sent to:
Ido Zemach, Adv.
Goldfarb Seligman & Co.
98 Yigal Alon Street
Tel-Aviv 67891, Israel
Telephone: +972-3-608-9999
Facsimile: +972-3-608-9855
_______________

Approximate date of commencement of proposed sale to the public: N/A

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

DEREGISTRATION OF UNSOLD SECURITIES

On September 27, 2012, Attunity Ltd (the “Company”) filed a Registration Statement on Form F-3 (File No. 333-184139), as amended by Amendment No. 1 thereto (the “Registration Statement”) for the offer and sale of an aggregate of up to $20,000,000 of ordinary shares, warrants and units of the Company. In accordance with an undertaking made by the Company in the Registration Statement to remove from registration, by means of a post-effective amendment, any securities registered under the Registration Statement that remain unsold at the termination of the offering, this Post-Effective Amendment No. 1 is being filed by the Company to deregister the remaining $36,000 of ordinary shares, warrants and units of the Company that have not  been offered and sold pursuant to the Registration Statement and in order to terminate the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Post-Effective Amendment No. 1 to Registration Statement on Form F-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kfar Saba, Israel, on the 24th day of July, 2014.

ATTUNITY LTD

By:	/s/ Dror Harel-Elkayam
Name: Dror Harel-Elkayam
Title: CFO and Secretary

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to Registration Statement on Form F-3 has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Shimon Alon Shimon Alon	Chairman of the Board and Chief Executive Officer	July 24, 2014

/s/ Dror Harel-Elkayam Dror Harel-Elkayam	Chief Financial Officer and Secretary (Principal Financial and Accounting Officer)	July 24, 2014

* Dov Biran	Director	July 24, 2014

* Dan Falk	Director	July 24, 2014

_____________________ Tali Alush-Aben	Director

* Gil Weiser	Director	July 24, 2014

* Ron Zuckerman	Director	July 24, 2014
Attunity Inc. By: /s/ Dror Harel-Elkayam Name: Dror Harel-Elkayam Title: Chief Financial Officer and Secretary	Authorized Representative in the United States	July 24, 2014

* This Post-Effective Amendment No. 1 to the Registration Statement has been signed on behalf of the above officers and directors by Dror-Harel Elkayam, as attorney-in-fact, pursuant to a power of attorney previously filed as part of the Registration Statement.